                                                                 EXHIBIT 14(b)

                         INDEPENDENT AUDITORS' CONSENT

To the Shareholders and Board of Directors
  The Hanover Investment Funds, Inc.

We consent to the use of our report dated January 20, 1995 with respect to the financial statements and financial highlights of the following portfolios of The Hanover Investment Funds, Inc. incorporated herein by reference:

- The Short Term U.S. Government Fund--the statement of assets and liabilities as of November 30, 1994 and the related statements of operations for the year then ended, changes in net assets for the year then ended and for the period from February 25, 1993 (commencement of operations) to November 30, 1993 and financial highlights for the year then ended and for the period from February 25, 1993 (commencement of operations) to November 30, 1993;

- The U.S. Government Securities Fund--the statement of assets and liabilities as of November 30, 1994 and the related statements of operations for the year then ended, changes in net assets for the year then ended and for the period from February 19, 1993 (commencement of operations) to November 30, 1993 and financial highlights for the year then ended and for the period from February 19, 1993 (commencement of operations) to November 30, 1993;

- The Blue Chip Growth Fund--the statement of assets and liabilities as of November 30, 1994 and the related statements of operations for the year then ended, changes in net assets for the year then ended and for the period from February 19, 1993 (commencement of operations) to November 30, 1993 and financial highlights for the year then ended and for the period from February 19, 1993 (commencement of operations) to November 30, 1993;

- The Small Capitalization Growth Fund--the statement of assets and liabilities as of November 30, 1994 and the related statements of operations for the year then ended, changes in net assets for the year then ended and for the period from April 1, 1993 (commencement of operations) to November 30, 1993 and financial highlights for the year then ended and for the period from April 1, 1993 (commencement of operations) to November 30, 1993.

We also consent to the references to our firm under the headings "Financial Highlights" and "Financial Statements and Experts" in the Prospectus.

                                           /s/ KPMG Peat Marwick LLP
                                           -------------------------
                                           KPMG PEAT MARWICK LLP

New York, New York
December 29, 1995